UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2018

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

Jacksonville Acquisition

On November 20, 2018, Plymouth Industrial REIT, Inc. (the “Company”) reinstated a purchase and sale agreement it had previously entered into (as amended, the “Purchase Agreement”) with an unrelated third party to acquire a 20-building light industrial and flex property portfolio for $97.1 million (the “Jacksonville Acquisition”).  The portfolio consists of approximately 1.1 million rentable square feet and is located in Jacksonville, Florida.  The Jacksonville Acquisition is expected to close in mid-December 2018, subject to the satisfaction of certain customary closing conditions.  There can be no assurance that these conditions will be satisfied or that the Jacksonville Acquisition will be consummated on the terms described herein or at all.  The $1,000,000 earnest money deposit for the Jacksonville Acquisition was made on November 21, 2018 and is not refundable unless the closing does not occur as a result of the seller’s failure to satisfy certain conditions under the Purchase Agreement.  The Purchase Agreement contains customary representations, warranties and covenants of the parties.  During the period of 180 days from the date of closing of the Jacksonville Acquisition, the seller has agreed to indemnify the Company for any breaches of the seller’s representations, warranties and covenants under the Purchase Agreement.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement and the reinstatement agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Madison Investment Agreement

On November 20, 2018, the Company entered into an Investment Agreement (the “Investment Agreement”) with MIRELF VI Pilgrim, LLC, an affiliate of Madison International Realty Holdings, LLC (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, in a private placement (the “Private Placement”), 4,411,764 shares of the Company’s Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock) at a purchase price of $17.00 per share for an aggregate consideration of $75.0 million. The Private Placement is expected to close in mid-December 2018, subject to (i) the satisfaction of certain customary closing conditions and (ii) the closing of the Jacksonville Acquisition. There can be no assurance that these conditions will be satisfied or that the Private Placement will be consummated on the terms described herein or at all.

The Company made certain customary representations, warranties and covenants concerning the Company and its subsidiaries in the Investment Agreement, which were made solely for the benefit of the Investor and may be subject to limitations agreed upon by the parties to the Investment Agreement. Accordingly, the Investment Agreement is incorporated by reference only to provide investors with information regarding the terms of the Investment Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Terms of the Series B Convertible Stock

The terms, rights obligations and preferences of the Series B Preferred Stock will be set forth in articles supplementary to be filed with the Department of Assessments and Taxation of the State of Maryland prior to the closing of the Private Placement (the “Articles Supplementary”).

As described further in the Articles Supplementary, the Series B Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and generally ranks on a parity basis with the shares of the Company’s 7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in each case, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The shares of Series B Preferred Stock have a liquidation preference in an amount per share equal to the greater of (i) an amount necessary for the Investor to receive a 12.0% annual internal rate of return on the issue price of $17.00 and (ii) $21.89 (subject to adjustment), plus accrued and unpaid dividends.  The Series B Preferred Stock bears cumulative dividends, payable in cash, at a rate equal to (a) 3.25% for the period from the issue date through and including December 31, 2019, (b) 3.50% from January 1, 2020 through and including December 31, 2020, (c) 3.75% from January 1, 2021 through and including December 31, 2021, (d) 4.00% from January 1, 2022 through and including December 31, 2022, (e) 6.50% from January 1, 2023 through and including December 31, 2023, (f) 12.00% from January 1, 2024 through and including December 31, 2024 and (g) 15.00% from and after January 1, 2025.

The Series B Preferred Stock is convertible at the option of the Investor from and after January 1, 2022. In addition, beginning on January 1, 2022, if the 20-day volume weighted average price per share is equal to or exceeds $26.35 (subject to adjustment), the Company has the right to convert each share of Series B Preferred Stock, and following December 31, 2024, the Series B Preferred Stock is, subject to availability of funds, automatically converted.

Any conversion of shares of Series B Preferred Stock may be settled by the Company, at its option, in shares of Common Stock, cash or any combination thereof. However, unless and until the Company’s stockholders have approved the issuance of greater than 19.99% of the outstanding Common Stock as of the date of the closing of the Private Placement, as required by the NYSE American rules and regulations (“Stockholder Approval”), the Series B Preferred Stock may not be converted into more than 19.99% of the Company’s outstanding Common Stock as of the date of the closing of the Private Placement. In addition, the Company cannot opt to convert the Series B Preferred Stock into more than 9.9% of the outstanding Common Stock without approval of the holders of Series B Preferred Stock. The initial conversion rate is one share of Series B Preferred Stock for one share of Common Stock, subject to proportionate adjustments for certain transactions affecting the Company’s securities (such as stock dividends, stock splits, combinations and other corporate reorganization events), provided that the value of the Common Stock, determined in accordance with terms of the Articles Supplementary is equal to or greater that the liquidation preference of the Series B Preferred Stock.  To the extent the Company opts to settle the conversion of shares of Series B Preferred Stock in cash, (1) until such time as the maximum number of shares of Series B Preferred Stock have been converted such that, if all such shares had been converted into Common Stock, Stockholder Approval would be necessary to convert additional shares into Common Stock, the Company will pay cash equal to the greater of the liquidation preference or the 20-day volume weighted average price per share, and (2) following such time, the Company will pay cash equal to the liquidation preference per share of Series B Preferred Stock.

The holders of a majority of the outstanding Series B Preferred Stock may require the Company to hold a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval. The Company must hold the stockholder meeting within 120 days following a written request by such holders and must use commercially reasonable efforts to obtain the Stockholder Approval. If the Stockholder Approval is not obtained at such meeting, the holders of a majority of the outstanding Series B Preferred Stock have the right to require the Company to use its commercially reasonable efforts to obtain Stockholder Approval at any subsequent annual meeting of the Company until Stockholder Approval is obtained.

The Series B Preferred Stock generally has no voting rights, however after December 31, 2024, holders of Series B Preferred Stock will be entitled to vote as a single class with the holders of Common Stock on an as-converted basis (up to a maximum of 19.99% of the Common Stock outstanding on the date of the closing of the Private Placement, unless Stockholder Approval has been received).  In addition, for so long as any shares of Series B Preferred Stock are outstanding, the affirmative vote of a majority of the holders of Series B Preferred Stock is required to (i) authorize, create, issue or increase, or reclassify any class of capital stock into, any class or series of Senior Equity Securities or Parity Equity Securities (as such terms are defined in the Articles Supplementary), (ii) authorize any class of partnership interests in Plymouth Industrial OP, LP that are senior to the partnership interests currently in existence, (iii) amend, alter, repeal or otherwise change the rights, preferences, preferences, privileges or powers of the Series B Preferred Stock, (iv) approve any dividend other than cash dividends paid in the ordinary course of business consistent with past practice, or required to be paid by the Company to maintain REIT status, (v) affect an voluntary deregistration under the Securities Exchange Act of 1934, as amended, or voluntary delisting with the NYSE American with respect to the Common Stock, (vi) incur any indebtedness in excess of the limits set forth in the Articles Supplementary, (vii) adopt a “poison pill” or similar anti-takeover agreement or plan, and (viii) following December 31, 2024, enter into a Change in Control Transaction (as defined in the Articles Supplementary) or make certain acquisitions. In addition, to the extent that any shares of Series B Preferred Stock remains outstanding after December 31, 2024, or if dividends on any shares of Series B Preferred Stock are in arrears for six or more quarters (whether or not consecutive), the holders of the Series B Preferred Stock will have the right to elect two directors to serve on the Company’s board of directors.

Upon certain change of control events involving the Company, the Company is required to, at the option of each holder of Series B Preferred Stock, redeem all of the Series B Preferred Stock at a price equal to the greater of (1) an amount in cash equal to 100% of the liquidation preference thereof and (2) the consideration the holders would have received if they had converted their shares of Series B Preferred Stock into Common Stock immediately prior to the change of control event (disregarding the 19.99% cap and the 9.9% cap).

On any date after December 31, 2022, the Company may redeem up to 50.0% of the outstanding shares of Series B Preferred Stock, and on any date after December 31, 2023, the Company may redeem up to 100.0% of the outstanding shares of Series B Preferred Stock, in each case, for an amount in cash equal to (1) until such time as the maximum number of shares of Series B Preferred Stock have been redeemed such that, if all such shares had been converted into Common Stock, Stockholder Approval would be necessary to convert additional shares into Common Stock, the greater of the liquidation preference or the 20-day volume weighted average price per share, and (2) following such time, the liquidation preference per share of Series B Preferred Stock.

The form of the Articles Supplementary is attached to the Investment Agreement as Exhibit A, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

Concurrently with the closing of the Private Placement, the Company and the Investor will enter into an Investor Rights Agreement to be dated as of the date of the closing of the Private Placement.  Pursuant to the terms of the Investor Rights Agreement, the Company will be obligated to prepare and file with the SEC a registration statement (the “Registration Statement”) to register for resale the shares of the Company’s common stock issuable upon the conversion of the Series B Preferred Stock on or prior to the date that is 60 days prior to the third anniversary of the date of the Investor Rights Agreement. The Investor Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

In addition, pursuant to the Investor Rights Agreement, if at any time shares of Common Stock exceeding 10% of the issued and outstanding shares of Common Stock have been issued to the holders of the Section B Preferred Stock, the majority of the holders of such Common Stock shall be entitled to nominate one director to the Company’s Board, and if the shares of Common Stock exceeding 20% of the issued and outstanding shares of Common Stock have been issued to the holders of the Series B Preferred Stock, the majority of the holders of such Common Stock shall be entitled to nominate two director to the Company’s Board.

The form of the Investor Rights Agreement is attached to the Investment Agreement as Exhibit B, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary is qualified in its entirety by reference to the full text of the Investment Agreement and the exhibits thereto, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this document that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, project or other similar expressions) are “forward-looking statements” within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. These forward-looking statement involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including, without limitation, the following risks: changes in the real estate industry and in the performance of the financial markets; the demand for and market acceptance of the Company’s properties; the amount and growth of the Company’s expenses; tenant financial difficulties; general economic conditions, including interest rates, and conditions in those markets in which the Company owns properties; the failure of the Private Placement to close; the failure of the Jacksonville Acquisition to close; and other risks and uncertainties that are disclosed in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should the Company’s underlying assumptions with respect to the Private Placement or the Jacksonville Acquisition prove to be incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update the forward-looking statements.

Item 8.01. Other Events.

On November 27, 2018, the Company issued press releases announcing the Jacksonville Acquisition and the Private Placement. Copies of those press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of November 1, 2018, by and among Plymouth Industrial REIT, Inc. and the Sellers, as defined therein
10.2	Reinstatement and First Amendment to Purchase and Sale Agreement, dated as of November 20, 2018, by and among Plymouth Industrial REIT, Inc. and the Sellers, as defined therein
10.3	Investment Agreement, dated as of November 20, 2018, by and between Plymouth Industrial REIT, Inc. and MIRELF VI Pilgrim, LLC
99.1	Press Release dated November 27, 2018 related to the Jacksonville Acquisition
99.2	Press Release dated November 27, 2018 related to the Madison Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: November 27, 2018	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer